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                         PRUDENTIAL MUNICIPAL BOND FUND

                                     BY-LAWS

                     AMENDED AND RESTATED AS OF May 24, 2000

                         PRUDENTIAL MUNICIPAL BOND FUND


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                                     BY-LAWS

                                       OF

                         PRUDENTIAL MUNICIPAL BOND FUND

                                   ARTICLE I.

                                  DEFINITIONS


The terms "ADMINISTRATOR," "COMMISSION," "CUSTODIAN," "DECLARATION," "DISTRIBUTOR," "INVESTMENT ADVISER," "1940 ACT," "SHAREHOLDER," "SHARES," "TRANSFER," "TRANSFER AGENT," "TRUST," "TRUST PROPERTY," "TRUSTEES," and "MAJORITY SHAREHOLDER VOTE," have the respective meanings given them in the Declaration of Trust of Prudential Municipal Bond Fund (formerly Prudential-Bache Municipal Bond Fund) dated November 3, 1986, as amended from time to time.

                                   ARTICLE II.

                                     OFFICES

         Section 1. PRINCIPAL OFFICE. Until changed by the Trustees, the principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

         Section 2. OTHER OFFICES. The Trust may have offices in such other places without as well as within the Commonwealth as the Trustees may from time to time determine.

                                  ARTICLE III.

                                  SHAREHOLDERS

         Section 1. MEETINGS. Meetings of the Shareholders shall be held to the extent provided in the Declaration at such place within or without The Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority of outstanding Shares of the Trust or series of the Trust present in person or by proxy and entitled to vote shall constitute a quorum with respect to Shares of the Trust or such series at any meeting of the Shareholders.

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         Section 2. NOTICE OF MEETINGS. Notice of all meetings of the
Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his or her address as recorded on the register of the Trust mailed at least (10) days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

         Section 3. RECORD DATE FOR MEETINGS AND OTHER PURPOSES. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

         Section 4. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. A Shareholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the Shareholder or the Shareholder's authorized agent signing the writing or causing the Shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A Shareholder may authorize another person to act as

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proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         Section 5. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         Section 6. ACTION WITHOUT MEETING. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders of the Trust or the applicable series of the Trust entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

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                                   ARTICLE IV.

                                    TRUSTEES

         Section 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wired to each Trustee at his or her business address, or personally delivered to him or her at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the Investment Company Act of 1940, as amended.

         Section 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meetings and (except as otherwise required by law, the

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Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                   ARTICLE V.

                                   COMMITTEES

         Section 1. EXECUTIVE AND OTHER COMMITTEE. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number or otherwise other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

         Section 2. MEETINGS, QUORUM AND MANNER OF ACTING. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

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         The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                   ARTICLE VI.

                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

         Section 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his or her successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

         Section 3. REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

         Section 4. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the principal executive officer of the Trust. He or she may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and shall preside at all meetings of the

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Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

         Section 5. POWERS AND DUTIES OF VICE PRESIDENT. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees and the President.

         Section 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He or she shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose;

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he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

         Section 8. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 9. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

         Section 10. COMPENSATION OF OFFICERS AND TRUSTEES AND MEMBERS OF THE ADVISORY BOARD. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

                                  ARTICLE VII.

                                  FISCAL YEAR

         The fiscal year of the Trust shall begin on the first day of May in each year and shall end on the last day of April in each year, provided, however, that the Trustees may from time to time change the fiscal year.

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                                  ARTICLE VIII.

                                      SEAL

         The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX.

                                WAIVERS OF NOTICE

         Whenever any notice whatever is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wired for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wire company with instructions that it be telegraphed, cabled or wired.

                                   ARTICLE X.

                              CUSTODY OF SECURITIES

         Section 1. EMPLOYMENT OF A CUSTODIAN. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank having not less than $20,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

         Section 2. ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by a Majority Shareholder

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Vote, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

         Section 3. PROVISIONS OF CUSTODIAN CONTRACT. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed: The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired (including securities acquired under a repurchase agreement), or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor Custodian. Notwithstanding anything to the contrary in these By-Laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases. In connection with repurchase agreements, the Custodian shall transmit, prior to receipt on behalf of the Fund of any securities or other property, funds from the Fund's custodian account to a special custodian approved by the Trustees of the Fund, which funds shall be used to pay for securities to be purchased by the Fund subject to the Fund's obligation to sell and the seller's obligation to repurchase such securities. In such case, the securities shall be held in the custody of the special custodian. In connection with the Trust's purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Fund of any securities or other property, funds from the Trust's custodian account in order to furnish to and maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

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         Section 4. CENTRAL CERTIFICATE SYSTEM. Subject to applicable rules, regulations and orders adopted by the Commission, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                   ARTICLE XI.

                                 INDEMNIFICATION

         A representative of the Trust shall be indemnified by the Trust with respect to each proceeding against such representative, except a proceeding brought by or on behalf of the Trust, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such representative in connection with such proceeding, provided that such representative acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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         A representative of the Trust shall be indemnified by the Trust, with respect to each proceeding brought by or on behalf of the Trust to obtain judgment or decree in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Trust; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such representative has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Trust, unless and only to the extent that the court in which the proceeding was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such representative is fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

         To the extent that the representative of the Trust has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the Trust shall indemnify him or her against all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Except as provided in the preceding paragraph any indemnification under the first two paragraphs of this Article XI (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a determination that indemnification of the representative of the Trust is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such paragraphs. The determination shall be made (1) by the Trustees by a majority vote of a quorum consisting of Trustees who were not parties to the proceeding, or (2) if a quorum is not obtainable or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion, or (3) by a Majority Shareholder Vote.

         The Trust shall advance the expenses (including attorneys' fees) of a representative of the Trust who is a party to any proceeding to the fullest extent authorized, and in the manner

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permitted, hereby and by applicable federal and state law and if (1)
authorized by the Trustees in the specific case, and (2) the Trust receives an undertaking by or on behalf of the representative of the Trust to repay the advance if it is not ultimately determined that he or she is entitled to be indemnified by the Trust as authorized in this Article XI.

         The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which a representative of the Trust or other person may be entitled under any agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee or agent and inure to the benefit of his or her heirs and personal representatives.

         The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another trust, corporation, partnership, joint venture or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, regardless of whether the Trust would have the power to indemnify him or her against the liability under the provisions of this Article XI.

         Pursuant and subject to the other provisions of this Article, the Trust shall indemnify each representative of the Trust against, or advance the expenses of a representative of the Trust for, the amount of any deductible provided in any liability insurance policy maintained by the Trust.

         Nothing contained in this Article XI shall be construed to indemnify any representative of the Trust against any liability to the Trust or to its Shareholders to which he or she would otherwise be subject by reason of misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         As used in this Article XI, "representative of the Trust" means any individual (1) who is a present or former Trustee, officer, agent or employee of the Trust or who serves or has served another trust, corporation, partnership, joint venture or other enterprise in one of such capacities at the request of the Trust, and (2) who by reason of his or her position is, has been or is threatened to be made a party to a proceeding; and "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                                  ARTICLE XII.

                                  AMENDMENTS

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) a Majority Shareholder Vote or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.

                                 End of By-Laws